Exhibit 99.1

Xenetic Biosciences, Inc. Announces Closing of $12.5 Million Private Placement Priced at a Premium to Market

FRAMINGHAM, MA / ACCESSWIRE / July 28, 2021 / Xenetic Biosciences, Inc. (NASDAQ:XBIO) ("Xenetic" or the "Company"), a biopharmaceutical company focused on advancing XCART™, a personalized CAR T platform technology engineered to target patient- and tumor-specific neoantigens, today announced the closing of its previously announced private placement with a single healthcare-focused institutional investor for 4,629,630 shares of its common stock (or common stock equivalents) at a purchase price per share of $2.70, priced at-the-market under Nasdaq rules. The gross proceeds to Xenetic totaled approximately $12.5 million before deducting placement agent fees and other offering expenses.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Additionally, Xenetic issued to the investor warrants to purchase up to 4,629,630 shares of common stock. The warrants to purchase 4,629,630 shares of common stock have an exercise price of $3.30 per share, will be immediately exercisable and will expire three and one half years from the earlier of (a) the six month anniversary of the initial exercise date and (b) the date that the registration statement registering all of the warrant shares underlying the warrants is declared effective. The potential gross proceeds from the exercise of the warrants, if fully exercised on a cash basis, will be approximately $15.3 million. No assurance can be given that any of the warrants will be exercised. Xenetic intends to use the net proceeds from the offering for general working capital purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder, and the securities have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file a resale registration statement covering the shares of common stock, common stock equivalents, and shares of common stock underlying the warrants described above within 30 days.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on progressing XCART™, a personalized CAR T platform technology engineered to target patient- and tumor-specific neoantigens. The Company is initially advancing cell-based therapeutics targeting the unique B-cell receptor on the surface of an individual patient's malignant tumor cells for the treatment of B-cell lymphomas. XCART™ has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications.

Additionally, Xenetic is leveraging PolyXen®, its proprietary drug delivery platform, by partnering with biotechnology and pharmaceutical companies. PolyXen® has demonstrated its ability to improve the half-life and other pharmacological properties of next-generation biologic drugs. The Company has an exclusive license agreement with Takeda Pharmaceuticals Co. Ltd. in the field of coagulation disorders and receives royalty payments under this agreement.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and Facebook.

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Forward Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding: expectations that the Company receives the stated gross proceeds after the exercise of warrants; our anticipated uses for the net proceeds of the private placement and warrant exercise; our plans to initially apply the XCART technology to advance cell-based therapeutics by targeting the unique B-cell receptor on the surface of an individual patient's malignant tumor cells for the treatment of B-cell lymphomas; our expectations that XCART has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications; our plans to leverage PolyXen® by partnering with biotechnology and pharmaceutical companies; and our expectation regarding receipt of royalty payments under the exclusive license agreement with Takeda Pharmaceuticals Co. Ltd. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) failure to realize the anticipated potential of the XCART or PolyXen technology; (2) the ability of the Company to implement its business strategy; (3) the failure of the holder to exercise the warrants; (4) the Company's use of proceeds from the private placement and warrant exercise; and (5) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC
Jenene Thomas
(833) 475-8247
xbio@jtcir.com

SOURCE: Xenetic Biosciences, Inc.

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